SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): January 28, 2004

                            FORRESTER RESEARCH, INC.
                 (Exact Name of Registrant Specified in Charter)

          Delaware                    000-21433                 04-2797789
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               File Number)          Identification No.)


400 Technology Square, Cambridge, Massachusetts                 02139
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code: (617) 613-6000

    N/A
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)



                                   Page 1 of 5
                         Exhibit Index appears on Page 4

ITEM 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                           99.1     Press Release dated January 28, 2004.

ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The information contained in this current report on Form 8-K is furnished pursuant to Item 12 of Form 8-K "Results of Operations and Financial Condition". This information and the exhibits hereto are being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

         On January 28, 2004, Forrester Research, Inc. issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2003, the full text of which is attached hereto as Exhibit 99.1.

         Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business. Our pro forma presentation excludes the following:

         Amortization of acquisition-related intangibles - we exclude the non-cash effect of the amortization of acquisition-related intangibles from our pro forma results in order to more consistently present our ongoing results of operations.

         Integration costs - we exclude the costs related to our acquisition of Giga Information Group, Inc., which are primarily related to orientation events and data migration, in order to present a consistent basis for quarterly comparisons.

         Impairments of non-marketable securities - we have consistently excluded both one-time gains and one-time write-offs related to our investments in non-marketable securities from our pro forma results in order to keep quarter over quarter comparisons consistent.

         Reorganization costs - we exclude reorganization costs in order to present a consistent basis for quarterly and annual comparisons and to more consistently present our results of operations [CONFIRM].

         However, these measures should be considered in addition to, not as a substitute for, or superior to, operating income or other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in the Forrester's financial statements and filings with the Securities and Exchange Commission.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            FORRESTER RESEARCH, INC.


                            By: /s/ WARREN HADLEY
                                --------------------
                                Name:  Warren Hadley
                                Title: Treasurer and Chief Financial Officer


Dated: January 28, 2004

                                  Exhibit Index




Exhibit          Description                                       Page
-------          -----------                                       ----
 99.1            Press Release dated January 28, 2004.               5

                                                                    Exhibit 99.1


Forrester Research Announces Fourth-Quarter And Full-Year 2003 Financial Results

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Jan. 28, 2004--Forrester
Research, Inc. (Nasdaq: FORR) today announced its fourth-quarter and year-end 2003 financial results, in line with its previous financial guidance.

    Fourth-Quarter Financial Performance

    -- Total revenues were $35.3 million, compared with $23.5 million for the fourth quarter of 2002.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 31 percent, Forrester reported fourth-quarter net income of $87,000, or $0.00 per diluted share, compared with net income of $3.5 million, or $0.15 per diluted share, for the same period in 2002.

    -- On a pro forma basis, which excludes amortization of $2.6 million of acquisition-related intangible assets, costs of $117,000 related to the integration of Giga Information Group, Inc. ("Giga"), reorganization costs of $1.4 million, and impairments to certain non-marketable securities of $1.8 million, and which reflects a pro forma effective tax rate of 35 percent, net income was $3.9 million, or $0.17 per diluted share, for the fourth quarter of 2003. This compares with pro forma net income of $2.8 million, or $0.12 per diluted share, for the same period in 2002, which excludes amortization of acquisition-related intangible assets of $82,000 and impairments to certain non-marketable securities of $525,000.

    Full-Year 2003 Financial Performance

    -- Total revenues were $126.0 million, compared with $96.9 million for 2002.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 31 percent, Forrester reported net income of $2.2 million, or $0.10 per diluted share for 2003, compared with net income of $589,000, or $0.02 per diluted share, for 2002.

    -- On a pro forma basis, which excludes amortization of $8.8 million of acquisition-related intangible assets, costs of $1.1 million related to the integration of Giga, reorganization costs of $2.6 million, impairments to certain non-marketable securities of $2.4 million, and which reflects a pro forma effective tax rate of 35 percent, net income was $11.7 million, or $0.51 per diluted share, for 2003. This compares with pro forma net income of $11.8 million, or $0.50 per diluted share, for 2002, which excludes the amortization of acquisition-related assets of $328,000, reorganization charges of $12.2 million, and impairments to certain non-marketable securities of $4.1 million.

    A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
    "Forrester's fourth-quarter financial results continued to show signs of improvement and stabilization, including increases in deferred revenue and client retention rates," said George F. Colony, chairman of the board and chief executive officer. "We were particularly pleased with the progress we made during the quarter because approximately 40 percent of our contracts were up for renewal at the same time we began selling WholeView 2(TM), our unified Forrester-Giga research product. The initial response to WholeView 2 has been favorable from both clients and prospects.
    "Overall, 2003 was a very busy year for Forrester," continued Colony. "After announcing and closing the acquisition of Giga early in the year, we moved quickly to integrate the research, sales, and operational groups. Based on significant client input, we developed WholeView 2 during the second half of the year, and rolled it out as technology budgets began to relax toward the end of 2003. The integration is now complete, and we believe we are well-positioned for 2004."
    In connection with the integration of the December 2003 acquisition of certain assets of European distributor, GigaGroup, S.A., Forrester has reduced its European headcount by 12 employees, or approximately 2 percent of its work force. For the first quarter of 2004, Forrester expects to record a charge in the range of $1.5 million to $2.5 million related to this reduction in force and the consolidation of European office space. On an annualized basis, associated savings are estimated to be approximately $2.5 million to $3.5 million.

    Forrester is providing financial guidance as follows:

    First-Quarter 2004 (GAAP):

    -- Total revenues of approximately $29.0 million to $31.0 million.

    --  Operating margin of approximately (2) percent to (6) percent.

    --  Other income of approximately $650,000 to $750,000.

    --  An effective tax rate of 33.5 percent.

    -- Diluted earnings per share of approximately ($0.01) to ($0.05).

    First-Quarter 2004 (Pro Forma):

    Pro forma financial guidance for the first quarter of 2004 excludes amortization of acquisition-related intangible assets of approximately $2.3 million, a reorganization charge of approximately $1.5 million to $2.5 million, and any impairment charges related to non-marketable investments.

    -- Pro forma operating margin of approximately 9 percent to 11 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 33.5 percent because of our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.09 to $0.11.

    Full-Year 2004 (GAAP):

    -- Total revenues of approximately $133.0 million to $138.0 million.

    -- Operating margin of approximately 4 percent to 8 percent, which assumes that no charges related to the San Francisco office lease are incurred during 2004.

    --  Other income of approximately $2.7 million to $2.9 million.

    --  An effective tax rate of 33.5 percent.

    -- Diluted earnings per share of approximately $0.24 to $0.29, which assumes that no charges related to the San Francisco office lease are incurred during 2004.

    Full-Year 2004 (Pro Forma):

    Pro forma financial guidance for full-year 2004 excludes amortization of acquisition-related intangible assets of approximately $6.4 million, any impairment charges related to non-marketable investments, and a reorganization charge of approximately $1.5 million to $2.5 million.

    -- Pro forma operating margin of approximately 11 percent to 13 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 33.5 percent because of our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.52 to $0.57, which assumes that no charges related to the San
        Francisco office lease are incurred during 2004.

    Separately, Forrester has hired Gail Mann as its new chief legal counsel. Mann brings 25 years of legal experience to Forrester and earned her J.D., magna cum laude, from Georgetown University Law Center.
    Forrester is an independent technology research company that provides pragmatic and forward-thinking advice about technology's impact on business. Business, marketing, and IT professionals worldwide collaborate with Forrester to align their technology investments with their business goals. Forrester offers products and services in four major areas: Research, Data, Consulting, and Community. In February 2003, Forrester acquired Giga Information Group. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester's financial and operating targets for the first quarter of and full-year 2004, statements about the potential success of WholeView 2 and other product offerings, the amount of the charge and any cost savings related to the reduction in force, and the ability of Forrester to achieve success as the economy improves. These statements are based on Forrester's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester's ability to anticipate business and economic conditions, market trends, competition, the ability to attract and retain professional staff, possible variations in Forrester's quarterly operating results, risks associated with Forrester's ability to offer new products and services, the actual amount of the charge and any cost savings related to the reduction in force, and Forrester's dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester's reports and filings with the Securities and Exchange Commission.

    The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

    (C) 2004, Forrester Research, Inc. All rights reserved. Forrester and WholeView 2 are trademarks of Forrester Research, Inc.



Forrester Research, Inc.
Consolidated Statements Of Income
(In thousands, except per share data)

                                 Three months ended      Year ended
                                     December 31,        December 31,
                                     2003     2002     2003     2002
                                      (Unaudited)
Revenues:
    Research services              $24,120  $16,153  $92,289  $70,955
    Advisory services and
     other                          11,211    7,356   33,710   25,981

Total revenues                      35,331   23,509  125,999   96,936

Operating expenses:
    Cost of services and
     fulfillment                    13,667    8,632   50,047   34,026
    Selling and marketing           11,494    6,925   41,017   30,745
    General and administrative       3,689    3,142   14,674   12,732
    Depreciation and
     amortization                    1,204    2,077    6,256    8,078
    Amortization of intangible
     assets                          2,638       82    8,778      328
    Integration costs                  117        -    1,055        -
    Reorganization costs             1,364        -    2,594   12,170

Total operating expenses            34,173   20,858  124,421   98,079

    Income (loss) from
     operations                      1,158    2,651    1,578   (1,143)

    Other income, net                  751    1,277    3,952    5,539
    Impairments of non-
     marketable investments, net    (1,782)    (525)  (2,354)  (4,118)

    Income before income tax
     provision (benefit)               127    3,403    3,176      278

    Income tax provision
     (benefit)                          40      (61)     985     (311)

    Net income                         $87   $3,464   $2,191     $589


    Diluted earnings per share       $0.00    $0.15    $0.10    $0.02
    Diluted weighted average
     shares outstanding             22,970   23,202   22,837   23,653


    Basic earnings per share         $0.00    $0.15    $0.10    $0.03
    Basic weighted average
     shares outstanding             22,505   22,992   22,555   23,189


Pro forma data (1):
    Income (loss) from
     operations                      1,158    2,651    1,578   (1,143)
    Amortization of intangible
     assets                          2,638       82    8,778      328
    Integration costs                  117        -    1,055        -
    Reorganization costs             1,364        -    2,594   12,170
    Pro forma income from
     operations                      5,277    2,733   14,005   11,355

    Other income, net                  751    1,277    3,952    5,539
    Pro forma income before
     income taxes                    6,028    4,010   17,957   16,894

    Pro forma income tax
     provision                       2,110    1,203    6,285    5,068

    Pro forma net income            $3,918   $2,807  $11,672  $11,826

    Pro forma diluted earnings
     per share                       $0.17    $0.12    $0.51    $0.50
    Diluted weighted average
     shares outstanding             22,970   23,202   22,837   23,653

(1) Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business. Our pro forma presentation excludes amortization of intangibles and other integration costs related to acquisitions, reorganization costs, and impairments of non- marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.


Forrester Research, Inc.
Consolidated Balance Sheets
(In thousands)
                                                        December 31,
                                                      2003      2002
Assets:
       Cash and cash equivalents                    $22,385   $11,479
       Marketable securities                        104,348   183,152
       Accounts receivable, net                      40,013    17,791
       Deferred commissions                           5,999     3,524
       Prepaid expenses and other current assets      7,079     5,902
Total current assets                                179,824   221,848
       Property and equipment, net                    8,266    10,674
       Goodwill, net                                 57,006    13,244
       Intangibles assets, net                       13,456       760
       Deferred income taxes                         40,159    21,630
       Non-marketable investments and other assets   12,264    10,117
Total assets                                       $310,975  $278,273

Liabilities and stockholders' equity:
       Accounts payable                              $2,566    $1,601
       Accrued expenses                              31,457    20,681
       Deferred revenue                              68,630    42,123
Total liabilities                                   102,653    64,405
       Preferred stock                                    -         -
       Common stock                                     243       240
       Additional paid-in capital                   172,523   167,935
       Retained earnings                             66,945    64,754
       Treasury stock, at cost                      (30,300)  (20,085)
       Accumulated other comprehensive (loss)
        income                                       (1,089)    1,024
Total stockholders' equity                          208,322   213,868
Total liabilities and stockholders' equity         $310,975  $278,273


Forrester Research, Inc.
Consolidated Statements Of Cash Flows
(In thousands)

                                               Year ended December 31,
                                                      2003      2002

Cash flows from operations:
    Net income                                        2,191       589
    Adjustments to reconcile net income to net
     cash provided by operating activities -
       Depreciation and amortization                  6,256     8,078
       Amortization of intangible assets              8,778       328
       Impairments of non-marketable
        investments                                   2,354     4,118
       Realized gain on sales of marketable
        securities                                     (509)        -
       Tax benefit from exercises of employee
        stock options                                   527     2,618
       Deferred income taxes                           (128)   (2,243)
       Non-cash reorganization costs                      -     3,629
       Increase in provision for doubtful
        accounts                                          -       246
       Loss on disposals of property and
        equipment                                         -        92
       Amortization of premiums on marketable
        securities                                      832     1,053
       Changes in assets and liabilities, net
        of acquisitions -
               Accounts receivable                  (11,044)    6,608
               Deferred commissions                  (2,426)      920
               Prepaid expenses and other
                current assets                          559       (70)
               Accounts payable                        (530)   (1,194)
               Accrued expenses                      (1,741)   (1,476)
               Deferred revenue                      (1,004)  (17,735)

Net cash provided by operating activities             4,115     5,561

Cash flows from investing activities:
    Acquisition of Giga Information Group,
     Inc., net of cash acquired                     (57,027)        -
    Acquisition of GigaGroup, S.A., net of cash
     acquired                                        (2,937)        -
    Purchases of property and equipment              (1,441)   (1,031)
    Purchases of non-marketable investments          (3,250)   (4,775)
    Net (increase) decrease in other assets          (1,315)       61
    Purchases of marketable securities             (184,151) (261,530)
    Proceeds from sales and maturities of
     marketable securities                          263,093   266,324
Net cash provided by (used in) investing
 activities                                          12,972      (951)

Cash flows from financing activities:
    Proceeds from issuance of common stock            3,772    11,284
    Acquisition of treasury stock                    (8,215)  (20,085)
    Structured stock repurchases                     (1,708)   (2,000)
Net cash used in financing activities                (6,151)  (10,801)

Effect of exchange rate changes on cash and
 cash equivalents                                       (30)      (77)

Net increase (decrease) in cash and cash
 equivalents                                         10,906    (6,268)

Cash and cash equivalents, beginning of year         11,479    17,747

Cash and cash equivalents, end of year               22,385    11,479

    CONTACT: Forrester Research, Inc.
             Kimberly Maxwell, 617-613-6234
             Director, Investor Relations
             kmaxwell@forrester.com
             or
             Forrester Research, Inc.
             Karyl Levinson, 617-613-6262
             Director, Corporate Communications
             press@forrester.com